Exhibit 10.07

JOINDER AGREEMENT AND FIRST AMENDMENT

This JOINDER AGREEMENT AND FIRST AMENDMENT (this “Agreement”) is entered into as of March 25, 2005 by and among the following parties: (i) Howard R. Baer, an individual with a residence at 6451 East El Maro Circle, Paradise Valley, Arizona 85253, as holder (“Holder”) under that certain Demand Promissory Note dated as of February 15, 2005 (the “Demand Promissory Note”), made by Health Enhancement Products, Inc., a Nevada corporation with a principal place of business at 7740 E. Evans Rd., Scottsdale, Arizona 85260 (“Maker”) in favor of Holder; (ii) Maker; and (iii) Health Enhancement Corporation, a Nevada Corporation with a chief executive office and principal place of business at 7740 E. Evans Rd., Scottsdale, Arizona 85260  (“Additional Maker”), and is delivered in connection with each of the following:

1)

Demand Promissory Note;

2)

Security Agreement dated as of February 15, 2005 between made by Maker in favor of Holder (the “Security Agreement”);

3)

Patent Security Agreement dated as of February 15, 2005 made by Maker in favor of Holder; and

4)

Any and all other Loan Documents.

All capitalized terms used but not defined herein shall have the meanings given such terms in the Security Agreement.

WHEREAS, the Maker executed and delivered all of the Loan Documents to the Holder and, in connection therewith, the Holder has extended and may in the future extend loans and other credit accommodations to the Maker (collectively, the “Loans”);

WHEREAS, the Maker owns 100% of the issued and outstanding stock in the Additional Maker in consideration of which, together with the benefits accruing to the Additional Maker from the Maker, the Additional Maker has agreed, among other things, to assume liability under the Loan Documents for the repayment of the Loans, together with all interest, charges, and fees thereon, together with all other Secured Obligations of the Maker under the Loan Documents, jointly and severally and as co-maker with the Maker, and the Additional Maker has agreed to itself become a Maker under the Loan Documents;

WHEREAS, the Maker desires that that the Additional Maker assume the Secured Obligations under each of the Loan Documents as if it was party thereto, jointly and severally with the Maker;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Maker, the Additional Maker, and the Holder hereby agree as follows:

A.

Joinder Provisions

1.

The Additional Maker hereby assumes each of the Loan Documents as a “Maker”, “Borrower” and “Company” thereunder, as applicable, and each and every Secured Obligation thereunder as a “Maker”, “Company” and “Borrower” thereunder, jointly and severally with the Maker. The Maker hereby ratifies that it remains bound by the Loan Documents, jointly and severally with the Additional Maker.

2.

The Additional Maker agrees to execute an endorsement to the Demand Promissory Note in the form attached hereto as Exhibit A.

3.

 The Additional Maker grants to Holder a continuing security interest in and to all of Additional Maker’s right, interest and title in any and all of its assets or properties that constitute Collateral, whether now owned or hereafter acquired, and all products, proceeds, substitutions and accessions of or to any of the foregoing, pursuant to and as more completely defined in Section 2 of the Security Agreement.  The Additional Maker hereby authorizes the filing of UCC-1 financing statements (at Additional Maker’s expense) naming the Additional Maker as debtor and the Holder as secured party and all such other agreements, instruments, and documents as Holder may require so as to evidence the Additional Maker becoming a Maker, Company and Borrower.

4.

Each of the representations and warranties of the Maker under the Loan Documents shall be deemed made by the Additional Maker.  Each of the Additional Maker and the Maker confirm that the representations and warranties of the Maker set forth in the Loan Documents remain true and correct in all material respects as of the date of this Agreement after giving effect to the joinder of the Additional Maker as a “Maker”, “Borrower” and “Company”.

5.

The execution, delivery and performance of this Agreement are within the power of the Maker and the Additional Maker; have been duly authorized by all necessary or proper action; are not in contravention of, do not result in a breach of, or constitute (with due notice or lapse or both) a default under, any material contractual obligation to which the Additional Maker or the Maker is/are a party or by which any property of the Additional Maker or the Maker is/are bound; do not and will not result in or require the creation or imposition of any material lien (other than the Holder’s lien) upon any of the assets or properties of the Additional Maker or the Maker; are not in contravention of any provision of any law; and do not require the consent or approval of any governmental body, agency, authority or any other person that has not been obtained and a copy thereof furnished to Holder.

B.

Appointment of Lead Maker

Each of the  Additional Maker and the Maker hereby designates the Maker as that party’s agent to obtain Loans and receive notices under the Loan Documents (in such agency capacity Maker is referred to herein as the “Lead Maker”).  As the disclosed principal for its agent, each Maker (including, without limitation, the Additional Maker) shall be obligated to the Holder on account of the Loans and Secured Obligations as if made directly by the Holder to that Maker, notwithstanding the manner by which such Loans are recorded on the books and records of the Lead Maker and of any other Maker.

The proceeds of the Loans shall be deposited in the Lead Maker’s account or as otherwise indicated by the Lead Maker.  The Holder shall have no obligation as to the application of such proceeds.

C.

Amendment to Security Agreement

Section 3(c) of the Security Agreement is hereby deleted and replaced with the following effective as of the date of this Agreement:

“(c)

as of March 4, 2005 both the Company’s principal place of business and chief executive office are located at 7740 E. Evans Rd., Scottsdale, Arizona 85260 (the “Main Location”) and the Main Location is and shall be the only location where Collateral is located or maintained, unless Company shall have provided to Secured Party thirty (30) days prior written notice of any alternative location where Collateral shall at any time be located or maintained and shall have delivered to Secured Party a Landlord Waiver Agreement (defined below) with respect to any such alternative location.  In addition, Company hereby acknowledges and agrees that Company shall deliver to Secured Party a Landlord Waiver Agreement with respect to the Main Location within thirty (30) days of Secured Party’s written request for the same, which written request may be made by Secured Party at any time in Secured Party’s sole discretion.  Any failure to comply with the provisions of this Section 3(c) shall constitute an Event of Default hereunder and under the other Loan Documents.  For purposes of this Section 3(c), the term “Landlord Waiver Agreement” shall mean a written agreement, in form and substance reasonably satisfactory to Secured Party, from any applicable landlord pursuant to which such landlord shall subordinate its liens and claims against the Company and authorize Secured Party to enter and remain on the applicable premises for a period of sixty (60) days following Secured Party’s entry thereon in order to collect, remove, sell or otherwise dispose of the Collateral (at Company’s expense) in connection with the exercise of Secured Party’s rights and/or remedies hereunder or under any of the other Loan Documents.”

D.

Miscellaneous

1.

This Agreement shall be binding and deemed effective when executed by the Additional Maker and Maker and accepted and executed by the Secured Party.

2.

This Agreement shall bind and inure to the benefit of the respective successors, heirs and assigns of each of the parties; provided, however, that neither the Additional Maker nor the Maker may assign this Agreement or any of their rights or duties hereunder without the Holder’s prior written consent and any prohibited assignment shall be absolutely void.  The Secured Party may assign this Agreement and its rights and duties hereunder and no consent or approval by the Additional Maker or the Maker is required in connection with any such assignment.

3.

 Except as expressly provided to the contrary in this Agreement, all the terms, conditions, and provisions of the Loan Documents shall continue in full force and effect.  If in this Agreement’s description of an agreement between the parties, rights and remedies of Holder or obligations of any “Maker”, “Company” or “Borrower” are described which also exist under the terms of the other Loan Documents, the fact that this Agreement may omit or contain a briefer description of any rights, remedies and obligations shall not be deemed to limit any of such rights, remedies and obligations contained in the other Loan Documents.  This Agreement, together with the other Loan Documents and any other document executed in connection therewith, contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matters hereof.  This Agreement shall constitute one of the Loan Documents.

4.

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

5.

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Arizona, without regard to the conflict of laws provisions thereof.  For purposes of any action or proceeding involving this Agreement or any other agreement or document referred to herein, each of the Additional Maker and Maker hereby expressly submits to the jurisdiction of all federal and state courts located in the State of Arizona and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed, and hereby waives any right to contest the appropriateness of any action brought within such jurisdiction based upon lack of personal jurisdiction, improper venue or forum non conveniens.  EACH OF THE ADDITIONAL MAKER AND MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT REFERRED TO HEREIN, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

6.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed as an instrument under seal under the laws of the State of Arizona as of the date set forth above.

WITNESS:

HEALTH ENHANCEMENT PRODUCTS, INC.,

as agent and Lead Maker for itself and

the other Makers

/s/ Collette J. Hill

                  By: /s/ Jeffery R. Richards

                                                                                      Jeffery R. Richards, Chief Financial Officer

WITNESS:

HEALTH ENHANCEMENT CORPORATION, as

Additional Maker

/s/ Collette J. Hill

                 By: /s/ Jeffery R. Richards

                                                                                        Jeffery R. Richards, Vice President, Finance

WITNESS:

HOWARD R. BAER, as Holder

/s/ Collette J. Hill

                       /s/ Howard R. Baer

 Howard R. Baer

[EXHIBIT A ATTACHED IS ON THE FOLLOWING PAGE]

ENDORSEMENT TO DEMAND PROMISSORY NOTE

For value received, the undersigned hereby endorses and joins as a Maker, jointly and severally with each other Maker, in the attached Demand Promissory Note dated as of February 15, 2005.

Dated: March 25, 2005

WITNESS:

HEALTH ENHANCEMENT CORPORATION

/s/ Collette J. Hill

                 By: /s/ Jeffery R. Richards

 Jeffery R. Richards, Vice President, Finance

[Attach Signed Demand Promissory Note].

DEMAND PROMISSORY NOTE

Phoenix, Arizona

February 15, 2005

FOR VALUE RECEIVED, the undersigned, Health Enhancement Products, Inc., a Nevada corporation with a chief executive office at 2530 South Rural Road, Tempe, AZ and a principal place of business at 2006 E. 5th, Suite 101 Tempe, AZ  85281 (“Maker”), hereby promises to pay to the order of Howard R. Baer, an individual with a mailing address of 6451 East El Maro Circle, Paradise Valley, Arizona 85253 (“Holder”), the sum of all amounts advanced from time to time by the Holder to the Maker, as determined by Holder’s financial books and records and as specified on Schedule A hereto, as amended from time to time, including the amount Maker is indebted to Holder as of the date hereof, provided that if there shall be any discrepancy between Schedule A and the Holder’s financial books and records, with respect to amounts advanced by Holder to Maker, the Holder’s financial books and records shall be controlling, absent manifest error.  Maker hereby authorizes Holder to endorse Schedule A hereto to reflect any further advances made by Holder to Maker.  Any failure by Holder to make an endorsement on Schedule A or any error in connection with the making of any endorsement to Schedule A shall in no way affect the Maker’s obligation to repay the principal amount, together with interest thereon, of all advances made by the Holder to the Maker.  As of the date hereof, Maker is indebted to Holder in the aggregate amount of EIGHT HUNDRED FORTY SEVEN THOUSAND THREE HUNDRED FIFTY EIGHT AND 56/100 ($847,358.56).  Notwithstanding anything to the contrary contained herein, the amount of principal due under this Note shall be equal to the amount of advances actually made by the Holder to the Maker, as determined by Holder’s financial books and records, including the amount owing as of the date hereof EIGHT HUNDRED FORTY SEVEN THOUSAND THREE HUNDRED FIFTY EIGHT AND 56/100 ($847,358.56).  The Maker acknowledges and agrees that the Holder shall have no obligation to make further advances to the Maker, and that any further advances shall be at Holder’s sole discretion.  All outstanding principal sums shall be paid by Maker, together with interest on the unpaid principal amount from time to time outstanding, as set forth below.

The entire balance of outstanding principal and other fees and charges shall be due and payable on the earlier of an Event of Default (as defined below) or thirty (30) days after written demand by the Holder on the Maker (the “Maturity Date”).  Commencing on the Maturity Date, the aggregate principal amount due hereunder, together with interest thereon, shall be paid in twelve (12) equal monthly installments.  By way of illustration, if the Holder is owed an aggregate of $600,000 under this Note and on April 1 makes written demand on the Maker for payment, then such $600,000 in principal, together with interest thereon, shall be payable in 12 equal monthly installments of $50,000 (plus interest) commencing on the Maturity Date; i.e., May 1.

The unpaid principal balance from time to time outstanding under this note shall accrue and bear interest at a rate per annum equal to ten percent (10.0%), until fully paid.

Interest and fees shall be calculated on the basis of a 365/366-day year for the actual number of days elapsed.  In no event shall interest payable hereunder exceed the highest rate permitted by applicable law.  To the extent any interest received by Holder exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker.  The principal balance of this note may be prepaid in whole or in part, without premium or penalty, at any time.

Each of the following shall constitute an “Event of Default” hereunder: (i) Maker’s default hereunder or failure to make any payment when due hereunder or to timely pay or perform any other obligation to Holder, whether now existing or hereafter arising; (ii) if any covenant, representation, warranty, statement or certificate made to Holder by Maker hereunder, under that certain Security Agreement dated the date hereof made by Maker in favor of Holder (the “Security Agreement”), under that certain Patent Security Agreement dated the date hereof made by Maker in favor of Holder (the “Patent Security Agreement”), or under any Loan Document (as defined in the Security Agreement) is breached or proves to have been or becomes untrue, except to the extent any of the foregoing items relate solely to an earlier date; (iii) the death or dissolution of Maker; (iv) with respect to Maker, the commencement of an action seeking reorganization, liquidation, dissolution or other relief under federal or state bankruptcy or insolvency statutes or similar laws, or seeking the appointment of a receiver, trustee or custodian for Maker or all or part of its assets, or the commencement of an involuntary proceeding against Maker under federal or state bankruptcy or insolvency statues or similar laws, which involuntary proceeding is not dismissed or stayed within thirty (30) days; or (v) if Maker makes an assignment for the benefit of creditors, or is unable to pay its debts as they mature.  With respect to the Events of Default enumerated above as (i) through (v), inclusive, the obligations under this note shall become immediately due and payable without notice or demand.

As security for the payment and performance of Maker’s obligations hereunder, now existing or hereafter arising, Maker has granted to Holder a lien and security interest in and to the Collateral (as defined under the Security Agreement) and the Patents (as defined in the Patent Security Agreement) pursuant to and in accordance with the Security Agreement and Patent Security Agreement, respectively.  Upon the occurrence of an Event of Default, in addition to and not in limitation of any rights any remedies of Holder, hereunder or otherwise, all of such rights and remedies being cumulative, Holder may set off the Collateral and/or Patents and the proceeds thereof against any or all of the obligations of Maker to Holder, without notice or demand, and regardless of whether or not such obligations are secured by any other property or collateral, and regardless of the adequacy of any such other property or collateral.

Maker agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred, or which may be incurred, by Holder in connection with the enforcement and collection of this note and any other agreements, instruments and documents executed in connection herewith.  Such costs and expenses shall be payable upon demand for the same and until so paid shall be added to the principal amount of the note and shall bear interest (calculated on the basis of a 365/366-day year for the actual days elapsed) from the date incurred until paid at the highest rate applicable under this note.

Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assent to extensions of the time of payment or forbearance or other indulgence without notice.  No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy.  Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand.  A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

This instrument, together with the Security Agreement and other Loan Documents (as defined in the Security Agreement) contains the entire agreement among Maker and Holder with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matter hereof.  This instrument may be amended, modified, waived, discharged or terminated only by a writing signed by Maker and accepted in writing by Holder.

This instrument shall be governed by Arizona law, without regard to the conflict of laws provisions thereof.  For purposes of any action or proceeding involving this note, Maker hereby expressly submits to the jurisdiction of all federal and state courts located in the State of Arizona and consents to any order, process, notice of motion or other application to or by any of said courts or a judge thereof being served within or without such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens.

This Note shall inure to the benefit of Holder’s heirs, personal representatives, executors, successors and assigns.

Executed as an instrument under seal as of the date first above written.

MAKER:

WITNESS:

HEALTH ENHANCEMENT PRODUCTS, INC.

/s/ Collette J. Hill

/s/ Jeffery R. Richards

Witness

By:  Jeffery R. Richards, Chief Financial Officer

SCHEDULE A

Principal owing as of May 7, 2005	$955,243.61

ADVANCES FROM AND AFTER FEBRUARY 15, 2005

Date of Advance	Amount of Advance	Advance Acknowledged by Maker’s CFO

February 18, 2005	$20,000.00	/s/ Jeffery R. Richards Jeffery R. Richards Chief Financial Officer
February 28, 2005	$44,000.00	/s/ Jeffery R. Richards Jeffery R. Richards Chief Financial Officer
March 9, 2005	$1,000.00	/s/ Jeffery R. Richards Jeffery R. Richards Chief Financial Officer
March 15, 2005	$385.05	/s/ Jeffery R. Richards Jeffery R. Richards Chief Financial Officer
March 15, 2005	$10,500.00	/s/ Jeffery R. Richards Jeffery R. Richards Chief Financial Officer
March 31, 2005	$8,500.00	/s/ Kevin C. Baer Kevin C. Baer, Executive Vice President
April 15, 2005	$16,000.00	/s/ Kevin C. Baer Kevin C. Baer, Executive Vice President
April 28, 2005	$7,500.00	/s/ Kevin C. Baer Kevin C. Baer, Executive Vice President